Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Edward Sebold and Evan Barth, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this registration statement or any amendments thereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

	Signature	Title	Date

By	/s/ Martin J. Schroeter	Director, Chairman and Chief Executive Officer	May 25, 2023
	Martin J. Schroeter	(Principal Executive Officer)
By	/s/ David B. Wyshner	Chief Financial Officer	May 25, 2023
	David B. Wyshner	(Principal Financial Officer)
By	/s/ Vineet Khurana	Vice President and Controller	May 25, 2023
	Vineet Khurana	(Principal Accounting Officer)
By	/s/ Dominic J. Caruso	Director	May 25, 2023
Dominic J. Caruso
By	/s/ John D. Harris II	Director	May 25, 2023
John D. Harris II
By	/s/ Stephen A.M. Hester	Director	May 25, 2023
Stephen A.M. Hester
By	/s/ Shirley Ann Jackson	Director	May 25, 2023
Shirley Ann Jackson
By	/s/ Janina Kugel	Director	May 25, 2023
Janina Kugel
By	/s/ Denis Machuel	Director	May 25, 2023
Denis Machuel
By	/s/ Rahul N. Merchant	Director	May 25, 2023
Rahul N. Merchant
By	/s/ Jana Schreuder	Director	May 25, 2023
Jana Schreuder
By	/s/ Howard I. Ungerleider	Director	May 25, 2023
Howard I. Ungerleider